Exhibit 99.1

iGATE Reports Q1 Revenues; Profits up 34.6%

Patni Delisting Process Successful; Will Enable a Simplified Corporate Structure

Fremont, CA – April 13, 2012

iGATE Corporation (NASDAQ:IGTE), the first Business Outcomes driven integrated Technology and Operations (iTOPS) solutions provider, operating under the brand name iGATE Patni, today announced its financial results for the first quarter ended March 31, 2012.

First Quarter Highlights

•

Accepts delisting offer of Patni Computer Systems Limited (“Patni”), enabling Patni to proceed with delisting from the Indian stock exchanges at Rs. 520/- per share and marking the completion of a complex corporate restructuring within one year of Patni’s acquisition

•	Net Income for first quarter 2012 increased by 34.6% to $ 24.1 million from $ 17.9 million in the first quarter 2011

•	Revenues for first quarter 2012 increased by 247.4% to $ 263.3 million from $75.8 million in the first quarter 2011

•	Gross margin was 40.2% for the first quarter 2012 compared to 40.9% in the corresponding quarter last year

•	Diluted earnings per share of $0.22 GAAP; $0.38 non-GAAP

•	iGATE Patni added seven new customers during the quarter

•	The company ended the first quarter 2012 with 27,100 employees.

Phaneesh Murthy, CEO, iGATE Patni said, “The long tail rationalization of our customers that we undertook yielded us higher profits but dipped revenues and the delays in project kick-offs resulted in lesser revenue growth. We expect our revenue growth to be back on track over the next couple of quarters creating a back loaded year.”

Sujit Sircar, CFO, iGATE Patni said, “We are delighted that we managed to do a very complex capital restructuring within a year of completing the Patni acquisition. The successful delisting of Patni will be an important step towards our vision of ‘one company’ and will set us up well for a possible downstream merger while also reducing costs of Compliance and Governance.”

Key Highlights of the quarter

•	Delisting of Patni

On April 10, 2012, iGATE announced the results of the delisting offer of Patni from the Indian stock exchanges. Announcing the process as a success, iGATE accepted the discovered price of Rs.520 per equity share, determined through a reverse book building process using the electronic facility of the Bombay Stock Exchange, in accordance with the Security Exchange Board of India regulations. The public shareholders holding equity shares of Patni were invited to submit bids via an offer that opened on March 28, 2012 and closed on March 30, 2012.

•	Inauguration of iGATE Patni managed Rio Tinto Innovation Center

On March 27, 2012, the iGATE Patni-managed Rio Tinto Innovation Center was inaugurated in Pune, India as part of the innovation partnership initiative between the two companies. With a joint investment of approximately $3 million dollars, this facility can staff 300 people and will focus exclusively on creating next generation technologies that contribute to global growth and development of Rio Tinto’s ‘Mine of the Future™’ program. As an outcomes-based engagement, iGATE Patni will provide innovation-led engineering research and development services that will enable Rio Tinto to deliver greater operational efficiency, as well as improved health, safety and environmental performance in the mining industry.

First Quarter Operating Results

Results for the first quarter on a GAAP and non-GAAP basis are provided in the table below.

	3 Months ended 3/31/12	3 Months ended 3/31/11	Year over year change
Net revenue ($Millions)	263.3	75.8	247%
Operating margin ($Millions)	48.1	6.9	597%
GAAP net income ($Millions)	24.1	17.9	35%
GAAP diluted EPS ($)	0.22	0.22	0%
Adjusted EBITDA ($Millions)	68.3	20.6	232%
Non-GAAP net income ($Millions)	29.0	15.7	85%
Non-GAAP diluted EPS ($)	0.38	0.23	65%

New customers and key project wins in the quarter

•

One of the leading U.S.-based pharmaceutical retailers chose iGATE Patni to facilitate its prescription and medication process for North American senior citizens. iGATE Patni’s data warehousing services will enable easy identification and enrollment of senior citizens into the pharmacies’ systems during the point of sale and help pharmacists reduce the cycle time for servicing these senior citizens.

•

A leading Middle East-based telecommunications company chose iGATE Patni to develop business intelligence that will increase efficiency in managing customer information. The company will use the analytics information derived from iGATE Patni’s services and customize its offerings in the Middle East region.

•

A North America-based Fortune 1000 Insurance company chose iGATE Patni to develop an enterprise-wide ‘mobility center of excellence’. As part of the engagement, iGATE Patni will build mobile applications that provide more avenues for the insurance company to increase its customer service levels. Its policy holders will be able to access services via their smart phones and tablets while the company will have increased access to customer information and expedite various customer transaction processes.

•

A leading India-based energy and environmental engineering company chose iGATE Patni for the development of an energy efficient solar collector. iGATE Patni’s product engineering services will enable this collector to harness the sun’s energy in an effective manner. The collector, integrated with a newly designed triple effect chiller, will be used to develop first-of-its-kind solar air-conditioning systems.

•

A leading U.S.-based aluminum company engaged iGATE Patni to refine the implementation and usage of its enterprise systems. As part of the initiative, iGATE Patni will develop training methodologies on SAP and increase the adaptability of the enterprise systems, including order processing, shipment and finance.

•

A North America-based banking and financial services firm engaged iGATE Patni to build a suite of mobile applications for its corporate systems group. The iGATE Patni-developed applications will enable the Bank’s customers to transact via smart phones and other hand held devices. The Bank hopes that these applications facilitate up-selling and cross-selling of its range of products and increase customer satisfaction levels.

Conference Call and Webcast

iGATE will host a telephone conference call on Friday, April 13, 2012 at 8:00 am Eastern time to discuss the results of its first quarter ended March 31, 2012. The live discussion may be accessed by dialing 877-660-6853 (toll free) or 201-612-7415 (toll) and entering account number 293 and conference number 390561. The telephonic replay will be available until April 20, 2012. A replay will also be available shortly after the live call via webcast on the iGATE Investor Relations website at http://ir.igate.com/investors/.

About iGATE Patni

‘iGATE Patni’ is the common brand name of two organizations — iGATE and Patni. With iGATE Corporation having acquired a majority stake in Patni Computer Systems Limited, the two companies, under the common brand iGATE Patni, provide full-spectrum consulting, technology and business process outsourcing, and product engineering services on a Business Outcomes-based model. Armed with over three decades of IT Services experience and powered by the iTOPS (Integrated Technology and Operations) platform, iGATE Patni’s multi-location global organization with a talent pool of over 27,000 employees, consistently delivers effective solutions to over 360 Fortune 1000 clients spanning across verticals like: banking and financial services; insurance and healthcare; life sciences; manufacturing, retail, distribution and logistics; media, entertainment leisure and travel; communication, energy and utilities; public sector; and independent software vendors. For further information visit www.igatepatni.com.

iGATE Corporation is listed on NASDAQ (IGTE), and Patni Computer Systems Limited is listed on the Bombay Stock Exchange (532517), the National Stock Exchange of India (PATNI) and the New York Stock Exchange (PTI).

Use of non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles in the United States and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

iGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with iGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate iGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

iGATE believes that providing Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by iGATE’s management in its financial and operational decision-making. These non-GAAP measures are also used by management in connection with iGATE’s performance compensation programs.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•

Amortization of intangible assets: Intangible assets comprise value of customer relationships from the recent Patni acquisition and the previous delisting of iGATE’s Indian subsidiary. iGATE incurs charges relating to the amortization of these intangibles. These charges are included in iGATE’s GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. iGATE excludes these charges for purposes of calculating these non-GAAP measures.

•

Stock-based compensation: Although stock-based compensation is an important aspect of the compensation of iGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business.

•

Acquisition expenses: iGATE incurs costs related to its acquisitions, which are inconsistent in amount and frequency and are significantly impacted by the timing and nature of iGATE’s acquisitions. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Foreign Exchange gain: During the year 2011, the Company entered into forward foreign exchange contracts to mitigate the risk of changes in foreign exchange rates on payments related to the acquisition of Patni. We also recognized favorable foreign currency gain on re-measurement of escrow account balance maintained for facilitating payments related to the Patni acquisition. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

In March 2012, the Company entered into a forward foreign exchange contract to mitigate the risk of changes in foreign exchange rates on payments related to the delisting of Patni. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

•	Severance Cost: As a result of the acquisition of Patni, iGATE incurred severance costs in connection with the termination of the services of some of Patni’s employees.

•

Delisting expenses: iGATE is voluntarily delisting the equity shares of its majority owned subsidiary, Patni from the National Stock Exchange of India Limited and the Bombay Stock Exchange Limited and the American Depository Shares from the New York Stock Exchange. Delisting is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and are significantly impacted by the timing and nature of the delisting. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

From time to time in the future, there may be other items that iGATE may exclude in presenting its financial results.

Forward-Looking Statements

Statements contained in this press release regarding the benefits of the Patni acquisition, the business outlook, the demand for the products and services, and all other statements in this release other than recitation of historical facts are forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of market growth, future revenues, future expectations concerning growth of business, cost competitiveness and expansion of global reach following the acquisition, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating business; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry and competitive responses to our acquisition of Patni; and whether the companies can successfully provide services/products and the degree to which these gain market acceptance. Furthermore, in connection with the Patni acquisition, the Company has borrowed significant amounts, including through the issuance of high yield notes, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as the Company’s other reports filed with the Securities and Exchange Commission and risks related to the business of Patni as set forth in Patni’s Annual Report in Form 20-F for the fiscal year ended December 31, 2011. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to the Company and it assumes no obligation to update these statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

Media Contact	Investor Contact

Prabhanjan Deshpande “PD”	Araceli Roiz
+91 80 4104 5006	+1 510 896 3007
PD@igatepatni.com	araceli.roiz@igatepatni.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	March 31, 2012	December 31, 2011
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$80,734	$75,440
Short-term investments	394,944	354,528
Accounts receivable, net	142,904	172,711
Unbilled revenues	96,065	45,223
Prepaid expenses and other current assets	17,873	18,752
Foreign exchange derivative contracts	3,050	277
Prepaid income taxes	11,172	8,341
Deferred tax assets	23,983	20,574
Receivable from Mastech Holdings, Inc.	75	187

Total current assets	770,800	696,033
Deposits and other assets	36,597	32,102
Prepaid income taxes	20,769	18,481
Property and equipment, net	177,010	175,672
Leasehold land	94,046	90,339
Deferred tax assets	27,062	30,456
Goodwill	533,027	511,060
Intangible assets, net	164,549	160,706

Total assets	$1,823,860	$1,714,849

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,261	$7,857
Accrued payroll and related costs	55,663	71,913
Accrued income taxes	1,813	3,993
Line of credit	57,000	57,000
Other accrued liabilities	97,199	77,988
Foreign exchange derivative contracts	11,765	12,471
Deferred revenue	17,221	22,412

Total current liabilities	249,922	253,634
Other long-term liabilities	3,358	4,610
Senior notes	770,000	770,000
Term Loan	5,500	—
Foreign exchange derivative contracts	525	6,739
Accrued income taxes	24,846	17,672
Deferred tax liabilities	61,122	58,992

Total liabilities	1,115,273	1,111,647
Series B Preferred stock, without par value	356,116	349,023
Shareholders’ equity:
Common Stock, par value $0.01 per share	585	577
Additional paid-in capital	207,990	201,281
Retained earnings	121,468	104,493
Common stock in treasury, at cost	(14,714)	(14,714)
Accumulated other comprehensive loss	(154,792)	(214,641)

Total iGATE Corporation shareholders’ equity	160,537	76,996
Non controlling interest	191,934	177,183

Total equity	352,471	254,179

Total liabilities, preferred stock and shareholders’ equity	$1,823,860	$1,714,849

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

(unaudited)

	Three Months ended, March 31,
	2012	2011
Revenues	$263,265	$75,798
Cost of revenues (exclusive of Depreciation and amortization)	157,429	44,795

Gross margin	105,836	31,003
Selling, general and administrative	42,421	21,747
Depreciation and amortization	15,285	2,307

Income from operations	48,130	6,949
Other income (loss), net	(8,723)	19,853

Income before income taxes	39,407	26,802
Income tax expense	10,863	8,863

Net income before noncontrolling interest	28,544	17,939
Noncontrolling interest	4,476	—

Net income attributable to iGATE Corporation	24,068	17,939
Accretion to Preferred Stock	94	15
Preferred dividend	6,999	2,723

Net income attributable to iGATE common shareholders	$16,975	$15,201

iGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

(unaudited)

		Three Months Ended March 31,
PARTICULARS			2012		2011
Net income attributable to iGATE common shareholders			$16,975		$15,201
Add: Dividends on Series B Preferred Stock			6,999		2,723

			23,974		$17,924
Less: Dividends paid on
Common Stock	[A]	$—		$—
Unvested restricted stock	[B]	—		—
Series B Preferred Stock	[C]	6,999	6,999	2,723	2,723

Undistributed Income			$16,975		$15,201

Basic and Diluted allocation of Undistributed Income
Common stock	[D]		$12,917		$12,771
Unvested restricted stock	[E]		43		59
Series B Preferred Stock	[F]		4,015		2,371

			$16,975		$15,201

Shares outstanding:
Common stock			56,924		56,443
Unvested restricted stock			188		262
Series B Preferred Stock			17,692		10,479

			74,804		67,184

Weighted average shares outstanding:
Common stock	[G]		56,813		56,311
Unvested restricted stock	[H]		193		262
Participating preferred stock	[I]		17,692		10,479

			74,698		67,052

Weighted average common stock outstanding			56,813		56,311
Dilutive effect of stock options and restricted shares outstanding			1,671		1,481

Dilutive weighted average shares outstanding	[J]		58,484		57,792

Distributed earnings per share:
Common stock	[K=A/G]		—		$—
Unvested restricted stock	[L=B/H]		—		$—
Participating preferred stock	[M=C/I]		0.40		$0.26
Undistributed earnings per share:
Common stock	[N=D/G]		0.23		$0.23
Unvested restricted stock	[O=E/H]		0.23		$0.23
Participating preferred stock	[P=F/I]		0.23		$0.23
Basic earnings per share from operations
Common Stock	[K+N]		0.23		$0.23
Unvested restricted stock	[L+O]		0.23		$0.23
Participating preferred stock	[M+P]		0.63		$0.49
Diluted earnings per share from operations	[[A+B+D+E]/J]		0.22		$0.22

The number of outstanding participative convertible preferred stock for which the earnings per share exceeded the earnings per share of common stock aggregated to 17.7 million, 10.5 million shares for the three months ended March 31, 2012 and 2011 respectively. These shares were excluded from the computation of diluted earnings per share as they were anti-dilutive.

iGATE CORPORATION

Reconciliation of Selected GAAP measures to Non-GAAP measures

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended,
	March 31,
	2012		2011
GAAP Net income	$24,068		$17,939
Adjustments
Amortization of Intangible assets, net of taxes	2,174		197
Stock Based Compensation, net of taxes	1,965		861
Acquisition expenses, net of taxes	—		9,039
Delisting expenses, net of taxes	1,478		—
Forex gain on acquisition hedging and remeasurement, net of taxes	(685)		(12,306)

Non-GAAP Net income	$29,000		$15,730

Basic earnings per share from operations
GAAP	$0.23		$0.23
Non-GAAP	$0.39		$0.23
Diluted earnings per share from operations
GAAP	$0.22		$0.22
Non-GAAP	$0.38		$0.23
Weighted average shares outstanding, Basic	74,698	*	67,052	*

Weighted average dilutive common equivalent shares outstanding	76,176	*	68,271	*

*	Includes assumed conversion of 17.7 million ,10.5 million shares of Series B Preferred Stock as of March 31,2012 and 2011 respectively.

iGATE CORPORATION

Reconciliation of Net income, net of tax, to Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	Three Months ended, March 31,
	2012	2011
Net income attributable to iGATE Corporation	$24,068	17,939
Adjustments
Depreciation and amortization	15,285	2,307
Interest expenses	19,123	89
Income tax expense	10,863	8,863
Noncontrolling interest	4,476	—
Other income, net	(7,564)	(1,097)
Foreign exchange (gain)/loss	(2,836)	(18,845)
Stock Based Compensation	2,812	1,508
Acquisition expenses	—	9,792
Delisting expenses	2,115	—

Adjusted EBITDA (a non-GAAP measure)	$68,342	$20,556

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believe the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company underlying performance relative to other companies in the industry.

Non-GAAP Disclosure of Adjusted EBITDA

We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net income attributable to iGATE Corporation plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, minus (iv) other income, net plus (v) foreign exchange loss, (v) stock based compensation (vi) acquisition expenses (vii) severance expenses and (viii) delisting expenses. We eliminated the impact of the above as we do not consider them as indicative of our ongoing operating performance. These adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: [(i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit agreement and our indenture use measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.